UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ESQUIRE FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all the boxes that apply):
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Esquire Financial Holdings, Inc.

100 Jericho Quadrangle, Suite 100

Jericho, New York 11753

(516) 535-2002

April 14, 2022

Dear Stockholder:

The Annual Meeting of Stockholders of Esquire Financial Holdings, Inc. will be held at the executive offices of Esquire Financial Holdings, Inc., located at 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753, on May 26, 2022, at 10:00 a.m., local time. If you choose not to attend the Annual Meeting in person, stockholders can call into the following number to listen to the meeting live: 866-866-2244, conference code: 22-884-603.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Esquire Financial Holdings, Inc.

The business to be conducted at the Annual Meeting consists of (i) the election of three directors and (ii) the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2022. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Esquire Financial Holdings, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

It is important that your shares be represented at the Annual Meeting. Please take a moment now to cast your vote via the Internet as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided so that your shares will be represented at the Annual Meeting. You may revoke your proxy at any time prior to its exercise.

On behalf of the Board of Directors, we urge you to vote your proxy as soon as possible which will assure that your vote is counted. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely, Andrew C. Sagliocca President and Chief Executive Officer

Esquire Financial Holdings, Inc.

100 Jericho Quadrangle, Suite 100

Jericho, New York 11753

(516) 535-2002

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 26, 2022

Notice is hereby given that the Annual Meeting of Stockholders of Esquire Financial Holdings, Inc. will be held at the executive offices of Esquire Financial Holdings, Inc., located at 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753 on May 26, 2022, at 10:00 a.m., local time.

A Proxy Statement for the Annual Meeting is enclosed. The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of two directors to serve for a term of three years and the election of one director to serve for a term of one year;

2.	the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 31, 2022 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER IS REQUESTED TO VOTE THEIR PROXY WITHOUT DELAY. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF ESQUIRE FINANCIAL HOLDINGS, INC. A WRITTEN REVOCATION OR A PROXY BEARING A LATER DATE, BY INTERNET, OR BY MAIL. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors
Eric S. Bader Corporate Secretary

Jericho, New York

April 14, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 26, 2022

The Notice, Proxy Statement, Proxy Card and 2021 Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/21569.

PROXY STATEMENT

Esquire Financial Holdings, Inc.

100 Jericho Quadrangle, Suite 100

Jericho, New York 11753

(516) 535-2002

ANNUAL MEETING OF STOCKHOLDERS

May 26, 2022

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Esquire Financial Holdings, Inc. (“Esquire Financial” or the “Company”) to be used at the Annual Meeting of Stockholders, which will be held at the executive offices of Esquire Financial Holdings, Inc., located at 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753 on May 26, 2022, at 10:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 14, 2022. If you choose not to attend the Annual Meeting in person, stockholders can call into the following number to listen to the meeting live: 866-866-2244, conference code: 22-884-603.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Esquire Financial will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the election of the three director nominees named in this Proxy Statement and “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Esquire Financial at 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753, delivering a later-dated proxy by internet, by mail or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Corporate Secretary of Esquire Financial prior to the voting of such proxy. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Holders of record of Esquire Financial common stock, par value $0.01 per share, as of the close of business on March 31, 2022 are entitled to one vote for each share then held. As of March 31, 2022, there were 8,076,320 shares of common stock issued and outstanding and entitled to vote.

Stock Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of 5% of the shares of our common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of March 31, 2022, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)		Percent of Shares of Common Stock Outstanding
Directors, Executive Officers and Named Executive Officers
Anthony Coelho	107,641	(2)	1.3%
Todd Deutsch	70,266	(3)	*
Marc Grossman	31,765	(4)	*
Russ M. Herman	75,562	(5)	*
Janet Hill	22,480	(6)	*
Robert J. Mitzman	142,493	(7)	1.8%
Richard T. Powers	60,778	(8)	*
Kevin C. Waterhouse	142,666	(9)	1.8%
Selig A. Zises	328,634	(10)	4.1%
Andrew C. Sagliocca	292,335	(11)	3.6%
Eric S. Bader	143,178	(12)	1.8%
Ari P. Kornhaber	128,750	(13)	1.6%
Michael Lacapria	14,333	(14)	*
All directors and current executive officers as a group (13 persons)	1,560,881	(15)	18.5%

5% Beneficial Stockholders

Basswood Capital Management LLC 645 Madison Avenue 10th Floor New York, New York 10022	1,077,623	(16)	13.3%
Wasatch Advisors Inc. 505 Wakara Way, 3rd Floor Salt Lake City, Utah 84108	779,112	(17)	9.6%

*	Less than 1%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has shared or sole voting or investment power with respect to such security or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. No shares of common stock are pledged as collateral by a director or executive officer.

(2)	Includes 18,834 unvested shares of restricted stock and presently exercisable options to purchase 42,231 shares of the Company’s common stock.

(3)	Includes 6,267 unvested shares of restricted stock and presently exercisable options to purchase 20,666 shares of the Company’s common stock.

(4)	Includes 2,334 unvested shares of restricted stock and presently exercisable options to purchase 9,666 shares of the Company’s common stock.

(5)	Includes 2,667 unvested shares of restricted stock and presently exercisable options to purchase 6,166 shares of the Company’s common stock.

(6)	Includes 5,000 unvested shares of restricted stock and presently exercisable options to purchase 10,500 shares of the Company’s common stock.

(7)	Includes 8,667 unvested shares of restricted stock and presently exercisable options to purchase 42,231 shares of the Company’s common stock.

(8)	Includes 5,000 unvested shares of restricted stock and presently exercisable options to purchase 4,778 shares of the Company’s common stock.

(9)	Includes 1,000 unvested shares of restricted stock and presently exercisable options to purchase 6,666 shares of the Company’s common stock.

(10)	Includes 5,000 unvested shares of restricted stock and presently exercisable options to purchase 3,000 shares of the Company’s common stock.

(11)	Includes 136,950 unvested shares of restricted stock and presently exercisable options to purchase 94,927 shares of the Company’s common stock.

(12)	Includes 68,475 unvested shares of restricted stock and presently exercisable options to purchase 53,460 shares of the Company’s common stock.

(13)	Includes 68,475 unvested shares of restricted stock and presently exercisable options to purchase 55,517 shares of the Company’s common stock.

(14)	Includes 6,000 unvested shares of restricted stock and presently exercisable options to purchase 2,333 shares of the Company’s common stock.

(15)	Includes presently exercisable options and options exercisable within 60 days to purchase 352,141 shares of the Company’s common stock.

(16)	Based on a Schedule 13G filed on January 10, 2022.

(17)	Based on a Schedule 13G filed on February 11, 2022.

Quorum and Vote Required

The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is “WITHHELD.” The ratification of the appointment of Crowe LLP as independent registered public accountants is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of ten members. Our bylaws provide that directors are divided into three classes, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Two directors will be elected at the Annual Meeting to serve for a three-year period until their respective successors shall have been elected and shall qualify and one director will be elected at the Annual Meeting to serve a one-year term until his respective successor shall have been elected and shall qualify. The Nominating and Corporate Governance Committee of the Board of Directors has nominated the following persons to serve as directors for three-year terms: Todd Deutsch and Selig Zises. The Nominating and Corporate Governance Committee of the Board of Directors has nominated Marc Grossman to serve as a director for a one-year term. All nominees are currently directors of Esquire Financial and Esquire Bank.

The Board of Directors recommends a vote “FOR” the election of the nominees.

The table below sets forth certain information regarding the nominees, the other current members of our Board of Directors whose term of office will continue following the Annual Meeting, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.

Name	Position(s) Held With Esquire Financial	Age(1)	Director Since(2)	Current Term Expires

NOMINEES
Todd Deutsch	Director	49	2015	2022
Marc Grossman	Director	54	2013	2022
Selig Zises	Director	80	2009	2022

CONTINUING DIRECTORS

Russ M. Herman	Director	79	2007	2023
Robert J. Mitzman	Director	67	2007	2023
Kevin C. Waterhouse	Director	54	2006	2023
Anthony Coelho	Chairman	79	2010	2024
Janet Hill	Director	74	2016	2024
Richard T. Powers	Director	74	2006	2024
Andrew C. Sagliocca	Chief Executive Officer, President and Director	54	2008	2024

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Eric S. Bader	Executive Vice President, Chief Operating Officer and Corporate Secretary	45	N/A	N/A
Ari P. Kornhaber	Executive Vice President, Head of Corporate Development	50	N/A	N/A
Michael Lacapria	Senior Vice President, Chief Financial Officer	44	N/A	N/A

(1)	As of April 1, 2022.

(2)	Includes service with Esquire Bank and Esquire Financial.

The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director. Each director of Esquire Financial is also a director of Esquire Bank, and if elected, each nominee will be appointed as a director of Esquire Bank.

Directors

Anthony Coelho, Chairman. Mr. Coelho has served as Chair of the Advisory Board for Bender Consulting Services since 2002 and was Chair and a Board Member for the American Association of People with Disabilities and the Lead Independent Director of Service Corporation International. Mr. Coelho was a prominent member of the U.S. House of Representatives from 1978 – 1989. While a member of the House of Representatives, he authored the Americans with Disabilities Act, widely recognized as one of the most important pieces of civil rights legislation in the last 40 years. Mr. Coelho’s former and current business affiliations include service on a number of corporate boards and as CEO of Wertheim Schroder Investment Services. Mr. Coelho has been a member of the Esquire Bank board of directors since 2010 and has been Chairman of the Board of Directors since August 2018. Mr. Coelho provides the Board with valuable perspective on general business oversight, as well as potential strategic initiatives.

Todd Deutsch, Director. Mr. Deutsch is a private investor and entrepreneur. Since 2012, Mr. Deutsch has managed his family office. From 2009 to 2012, Mr. Deutsch was the Portfolio Manager/Principal at Bascom Hill Partners, a wealth management services company. Prior to running his family office and Bascom Hill Partners, Mr. Deutsch spent twenty years as a trader with Goldman Sachs and various hedge funds. Mr. Deutsch has been a member of the Esquire Bank board of directors since 2015. Mr. Deutsch provides the Board with extensive financial and business experience as well as valuable insight into managing and overseeing a business.

Marc D. Grossman, Director. As a founding and senior partner of The Sanders Law Firm since 2003, Mr. Grossman is an innovator and leader in the mass settlement of medical claims and mass torts. Mr. Grossman’s deep-rooted commitment to his clients and practice has led to his being a frequent speaker and national advocate for victim’s rights. Mr. Grossman currently serves on The Board of Directors of the New York State Trial Lawyers Association, The Executive Committee of the Association of Trial Lawyers of America, and is a member of the Mass Tort Trial Lawyers Association, the Million Dollar Advocates Forum and the leaders Forum of the American Association of Justice. Mr. Grossman has been a member of the Esquire Bank board of directors since 2013. Mr. Grossman provides the Board with an important insight into the legal industry and experience with managing and overseeing a business.

Russ M. Herman, Director. Mr. Herman has been senior partner at the law firm Herman, Herman & Katz, L.L.C., a national law firm headquartered in New Orleans, Louisiana, since 1966. Mr. Herman is the past president of the Association of Trial Lawyers of America, Civil Justice Foundation, Roscoe Pound Foundation and the American Association of Justice. He is an author and frequent speaker at law schools and national legal seminars and conventions. Mr. Herman is a member of the National Trial Lawyers Hall of Fame. Mr. Herman has been a member of the Esquire Bank board of directors since 2007 and provides the Board with valuable insight into the legal industry.

Janet Hill, Director. Ms. Hill has served as Principal at Hill Family Advisors since 2010, where she oversees her family’s assets and investments. From 1981 until her retirement in 2010, Ms. Hill was the owner of and served as Vice President of Alexander & Associates, Inc., a management consulting firm where she provided advice and counseling to major corporations on policies and procedures to achieve and maintain an inclusive workforce. She is currently a member of the boards of directors of the Carlyle Group and Echo360. Ms. Hill is a former director of Wendy’s, Inc., Dean Foods Company and Sprint Nextel Corporation. She also serves on the Board of Trustees at Duke University and the Wolf Trap Foundation. Ms. Hill has a Bachelor of Arts from Wellesley College and a Master of Arts from the University of Chicago, both in Mathematics. Ms. Hill has been a member of the Esquire Bank board of directors since 2016. Ms. Hill provides the Board with important business and strategic insight.

Robert J. Mitzman, Director. Mr. Mitzman is founder and a board member of the Quick Group of Companies since 1981, having amassed more than 35 years of experience in the worldwide specialized courier industry. Mr. Mitzman was also the former Chief Executive Officer and Chairman of the Quick Group of Companies. The Quick Group of Companies serves as a provider of worldwide-mission-critical logistics and transportation solutions. Mr. Mitzman previously served on the Board of Directors for Perfumania Holdings. Mr. Mitzman has been a member of the Esquire Bank board of directors since 2007 and provides the Board with extensive executive experience as a Chief Executive Officer, including leading an organization with global operations, experience in human resources and growing a business.

Richard T. Powers, Director. Mr. Powers served as Esquire Bank’s President and Chief Executive Officer from Esquire Bank’s pre-opening organizational stage in 2005 through 2008. Prior to joining Esquire Bank, Mr. Powers was President, U.S. Direct Services for Fiserv CBS. Mr. Powers has over 40 years of experience in all areas of the financial services industry, both banking and brokerage. He has served as President and Chief Operating Officer of Waterhouse National Bank and Executive Vice President and Chief Operations Officer of North Fork Bank, among other banking positions. Since 2009, Mr. Powers has been the owner of RT Powers & Associates, a banking and financial services consultant firm and he is recognized as an expert witness for banking technology patent infringement. Mr. Powers is a founding organizer of Esquire Bank. Mr. Powers provides the Board with important experience and insight into the financial services industry.

Andrew C. Sagliocca, Chief Executive Officer, President and Director. Mr. Sagliocca has served as President and Chief Executive Officer of Esquire Bank since January 2009 and its financial holding company since inception. Prior to this, Mr. Sagliocca served as Esquire’s Chief Financial Officer when he joined in February 2007. Prior to joining Esquire, Mr. Sagliocca was a senior financial officer for 13 years at North Fork Bank and was formerly a manager in KPMG LLP’s Financial Services Group, specializing in financial institutions. Mr. Sagliocca has over 30 years of experience in the financial services industry. Mr. Sagliocca’s extensive experience in financial services provides the Board with a unique perspective on Esquire Bank’s business and strategic direction.

Kevin Waterhouse, Director. Mr. Waterhouse is Vice President and Investment Advisor of L.M. Waterhouse & Company, a Valhalla, New York-based registered investment advisory firm. Mr. Waterhouse has worked at L.M. Waterhouse since 2002. Mr. Waterhouse previously served as First Vice President of Operations & Product Development of Waterhouse National Bank. Mr. Waterhouse is a founding organizer of Esquire Bank. Mr. Waterhouse provides the Board with a valuable perspective on general business oversight as well as on potential strategic initiatives.

Selig A. Zises, Director. Mr. Zises is a retired investor. Mr. Zises was the founder and CEO of Integrated Resources, a financial services company, from 1969 to 1988. Mr. Zises is a founding organizer of Esquire Bank. Mr. Zises’ extensive experience in the financial services industry provides the Board with an important perspective on the Bank’s business and strategic direction.

Executive Officers Who Are Not Directors

Eric S. Bader, Executive Vice President, Chief Operating Officer and Corporate Secretary. Mr. Bader was named Executive Vice President, Chief Operating Officer and Corporate Secretary, of the Company effective December 2018. Mr. Bader served as the Chief Financial Officer from January 2009 to December 2018 and as the Treasurer in 2008. Prior to joining the Company, Mr. Bader held the position of Vice President at Goldman Sachs and served as a Vice President and Investment Officer at North Fork Bank. Mr. Bader has over 20 years of experience in the financial services industry.

Ari P. Kornhaber, Executive Vice President, Head of Corporate Development. Mr. Kornhaber was named Executive Vice President and Head of Corporate Development effective October 2020. Previously, he served as Executive Vice President and Director of Sales from 2013 to 2020. Mr. Kornhaber is a former trial lawyer who represented plaintiffs in personal injury, medical malpractice and mass tort litigations. Subsequently, Mr. Kornhaber was a Founder and Senior Officer at a family of financial service companies that provided litigation financing to lawyers, law firms and their clients.

Michael Lacapria, Senior Vice President and Chief Financial Officer. Mr. Lacapria has served as Senior Vice President and Chief Financial Officer of the Company and Esquire Bank since December 2018. From October 2016 through December 2018, Mr. Lacapria served as the Chief Financial Officer of Deutsche Bank Trust Corporation and the regional finance director for Deutsche Bank’s U.S. operations. From 2014 to 2016, Mr. Lacapria served as a Director in Cantor Fitzgerald’s real estate lending and investment management platforms. From 2000 to 2014, Mr. Lacapria was a member of the KPMG LLP New York financial services audit practice focused on investment and commercial banking. Mr. Lacapria has over 20 years of experience in the financial services industry.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of Mr. Sagliocca, is an independent director, as defined under the Nasdaq listing rules. Mr. Sagliocca is not independent because he is an executive officer of Esquire Financial.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Anthony Coelho, who is a non-executive director.  Andrew C. Sagliocca, our Chief Executive Officer and President, is a member of our Board of Directors.  We intend to continue to separate the Chairman and Chief Executive Officer positions.  We believe that our leadership structure, in which the roles of Chairman and CEO are separate, together with experienced and engaged independent directors and independent key committees, will be effective and is the optimal structure for our Company and our stockholders at this time.

The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within the Company as well as through internal and external audits. Risks relating to the direct operations of Esquire Bank are further overseen by the Board of Directors of Esquire Bank, who are the same individuals who serve on the Board of Directors of Esquire Financial. The Board of Directors of Esquire Bank also has additional committees that conduct risk oversight separate from Esquire Financial. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Delinquent Section 16(a) Reports

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2021, no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports with the Securities and Exchange Commission on a timely basis except as follows: a required Form 4 was not filed on a timely basis in one instance by Director Waterhouse.

Anti-Hedging Policy

The Company’s Insider Trading Policy includes an anti-hedging policy, which prohibits directors, officers and other employees from engaging in or effecting any transaction designed to hedge or offset declines in the market value of the Company’s securities. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of the shares of Company common stock owned by an officer, director or other employee is prohibited. Cashless exercises of employee stock options are not deemed short sales and are not prohibited.

Code of Ethics

Esquire Financial has adopted a Code of Ethics that is applicable to its senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. We have posted this Code of Ethics on our Internet website at www.esquirebank.com under the “Investor Relations” tab. Amendments to and waivers from the Code of Ethics will also be disclosed on Esquire’s website.

Attendance at Annual Meetings of Stockholders

Esquire Financial does not have a written policy regarding director attendance at the annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. Ten directors attended the Annual Meeting of Stockholders on May 27, 2021.

Communications with the Board of Directors

Any stockholder who wishes to communicate with our Board of Directors or an individual director may do so by writing to: Esquire Financial Holdings, Inc., 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753, Attention: Secretary. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Meetings and Committees of the Board of Directors

The business of Esquire Financial is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing rules of the NASDAQ Stock Market) regularly meet in executive sessions. The standing committees of the Board of Directors of Esquire Financial are the Audit Committee, Compensation Committee, and the Corporate Governance and Nominating Committee.

The Board of Directors held 12 meetings during the year ended December 31, 2021. No member of the Board of Directors of Esquire Financial or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served), except for Director Hill due to health issues.

Audit Committee. The Audit Committee is comprised of Directors Powers (Chairman), Coelho, and Waterhouse, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing rules. The Audit Committee also serves as the audit committee of the board of directors of Esquire Bank. The Board of Directors has determined that Director Powers qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. In addition, each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.esquirebank.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Esquire Financial and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee of Esquire Financial met 11 times during the year ended December 31, 2021.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is comprised of Directors Waterhouse (Chairman), Coelho, Hill, and Mitzman, each of whom is independent in accordance with Nasdaq listing rules. The Corporate Governance and Nominating Committee also serves as the nominating committee of the board of directors of Esquire Bank. The Corporate Governance and Nominating Committee operates under a written charter which is available on our website at www.esquirebank.com. The Corporate Governance and Nominating Committee of Esquire Financial met two times during the year ended December 31, 2021.

As noted in the Corporate Governance and Nominating Committee Charter, the purpose of the committee is to assist the Board in identifying individuals to become Board members, determine the size and composition of the Board and its committees, monitor Board effectiveness and implement Corporate Governance Guidelines.

The Committee identifies nominees for the Board by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of gaining new perspectives. If any member of the Board does not wish to continue in service, or if the Committee decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. The Board would seek to identify a candidate who at a minimum satisfies the following criteria:

•	Has the highest personal and professional ethics and integrity and whose values are compatible with those of the Company;

•	Has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	Is willing to devote the necessary time to the work of the Board and its Committees, which includes being available for Board and Committee meetings;

•	Is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and

•	Has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Corporate Governance and Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” as defined in the Nasdaq listing rules, and, if a candidate with financial and accounting expertise is sought for service on the Audit Committee, whether the individual qualifies as an Audit Committee financial expert.

Commitment to Diversity. The Company’s goal is to have a Board of Directors whose members have diverse professional backgrounds and have demonstrated professional achievement with the highest personal and professional ethics and integrity and whose values are compatible with those of Esquire Financial. Important factors considered in the selection of nominees for director include experience in positions that develop good business judgment, that demonstrate a high degree of responsibility and independence, and that show the individual’s ability to commit adequate time and effort to serve as a director. Currently, we have one director who is an African-American woman and one director who identifies as LGBTQ+.

The Corporate Governance and Nominating Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Secretary at 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753. In order for the Corporate Governance and Nominating Committee to consider a candidate suggested by a stockholder, the Secretary must receive a submission not less than 90 days prior to the anniversary of the prior year’s annual meeting. The submission must include the following:

•	the name and address of the candidate, and the number of shares of Esquire Financial common stock that are owned by the candidate (and appropriate evidence if the candidate is not a holder of record);

•	the personal history, business background and experience of the nominee, including his or her material business activities and affiliations during the past five years from the date of nomination;

•	a description of any material pending legal or administrative proceedings in which the nominee is a party and any criminal indictment or conviction of such nominee by a State or Federal court;

•	a statement of the assets and liabilities of the nominee as of the end of the fiscal year for each of the five fiscal years immediately preceding the date of the nomination, as of a date not more than 90 days prior to the date of his or her nomination;

•	a notarized certification from the nominee indicating whether the nominee has been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past or ongoing indictments, formal investigations, examinations, or administrative proceeding (excluding routine or customary audits, inspections and investigations) issued by any federal or state court, any department, agency, or commission of the United States Government, any state or municipality, any self-regulatory trade or professional organization or any foreign government or governmental agency, which involve: (a) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust; (b) violation of securities or commodities laws or regulations; (c) violation of depository institution laws or regulations; (d) violation of housing authority laws or regulations; (e) violation of the rules, regulations, codes of professional conduct or ethics of a self-regulatory trade or professional organization; and (f) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian;

•	such other information regarding the candidate as would be required to be included in Esquire Financial’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	the candidate’s written consent to serve as a director; and

•	a description of all arrangements or understandings between such stockholder and the nominee.

Submissions that are received and that satisfy the above requirements are forwarded to the Corporate Governance and Nominating Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers. A nomination submitted by a stockholder for presentation at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be Conducted at an Annual Meeting.”

Compensation Committee. The Compensation Committee is comprised of Directors Mitzman (Chairman), Coelho and Deutsch, each of whom is independent in accordance with applicable Nasdaq listing rules. No member of the Compensation Committee is a current or former officer or employee of Esquire Financial or Esquire Bank. The Compensation Committee also serves as the compensation committee of the board of directors of Esquire Bank. The Compensation Committee of Esquire Financial met two times during the year ended December 31, 2021.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing the compensation of the Chief Executive Officer and the other named executive officers. No executive officer who is also a director participates with respect to decisions on his compensation. The Compensation Committee also oversees and administers stock-based incentive and compensation plans. The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions.

The Compensation Committee operates under a written charter which is available on our Internet website at www.esquirebank.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that not only compensates senior management but also aligns the interests of senior management with those of our stockholders.

Our goal is to determine appropriate compensation levels that will enable us to meet the following objectives:

•	to attract, retain and motivate an experienced, competent executive management team;

•	to reward the executive management team for the enhancement of stockholder value based on our annual performance and the market price of our stock;

•	to provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	to encourage ownership of our common stock through stock-based compensation to all levels of management; and

•	to maintain compensation levels that are competitive with other financial institutions, particularly those in our peer group based on asset size and market area.

The Compensation Committee retains responsibility for all compensation determinations as to executive officers. The Compensation Committee may utilize information and benchmarks from an independent compensation consulting firm, and from other sources, to determine how executive compensation levels compare to those companies within the industry. The Compensation Committee may review published data for companies of similar size, location, financial characteristics and stage of development among other factors. Additionally, the Compensation Committee has the responsibility, authority and oversight as to employee compensation in general and as needed.

In designing the compensation program for Esquire Financial, the Committee takes into consideration methods to avoid encouraging the taking of excessive risk by executive management or by any other employees. The Committee assessed risks posed by the incentive compensation paid to executive management and other employees and determined that Esquire Financials’ compensation policies, practices and programs do not pose risks that are reasonably likely to have a material adverse effect on Esquire Financial.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2021;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•	Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm their independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

The Audit Committee

Richard T. Powers (Chairman)

Anthony Coelho

Kevin C. Waterhouse

Executive Officer Compensation

Summary Compensation Table. The table below summarizes for the years ended December 31, 2021 and 2020 the total compensation paid to or earned by our Chief Executive Officer and President and our two other most highly compensated officers. Each individual listed in the table below is referred to as a named executive officer.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Andrew C. Sagliocca	2021	$625,048	$625,000	$945,168	—	$49,347	$2,244,563
Director, President and Chief Executive Officer	2020	$600,149	$400,000	$708,900	—	$47,608	$1,756,656

Eric S. Bader	2021	$500,037	$312,500	$472,584	—	$47,632	$1,332,753
Executive Vice President, Chief Operating Officer and Corporate Secretary	2020	$475,115	$225,000	$354,450	—	$45,718	$1,100,283

Ari P. Kornhaber	2021	$500,037	$312,500	$472,584	—	$48,017	$1,333,138
Executive Vice President and Head of Corporate Development	2020	$475,115	$225,000	$354,450	—	$40,237	$1,094,802

(1)	These amounts represent restricted stock awards granted to the named executive officers in December 2021 and December 2020. The per share fair value under ASC Topic 718 of each share of restricted stock awarded was $31.04 and $20.85 on December 9, 2021 and December 16, 2020, respectively, the dates of grant.

(2)	The amounts in this column represent all other compensation not reported in prior columns in this table, including perquisites, the aggregate value of which exceeds $10,000. This column consists of medical, dental, vision disability, life, AD&D, car allowances or other benefits.

Bonuses

During the budgeting process at the end of each year, the board of directors allocates a bonus pool for potential allocation to all employees, including the named executive officers, to be distributed at the end of the following year. At the end of the year, the Chief Executive Officer and President evaluates the performance of the senior officers, including the named executive officers (other than himself), and recommends bonus amounts to the Compensation Committee of the Board of Directors. The Compensation Committee determines the bonus amount awarded to the Chief Executive Officer and President and reviews and approves the bonuses awarded to the other named executive officers.

Employment Agreements

The Company and Bank have jointly entered into an employment agreement with Andrew C. Sagliocca, our Chief Executive Officer and President, with an initial term of three years, and have also entered into employment agreements with Eric S. Bader, our Executive Vice President and Chief Operating Officer, and with Ari Kornhaber, our Executive Vice President and Head of Corporate Development, each with an initial term of two years. The agreements provide for daily automatic extensions, unless the executives’ are provided with written notice of the discontinuance of such automatic extensions, in which event the agreement shall expire at the end of 36 months (24 months with respect to Mr. Bader’s and Kornhaber’s agreement) following the date of the non-extension notice. Under the employment agreements, the 2022 base salary for Messrs. Sagliocca, Bader, and Kornhaber is $675,000, $550,000, and $550,000, respectively. The base salaries are reviewed at least annually and may be increased but not decreased. In addition to the base salary, each agreement provides that the executive will receive all benefits provided to full-time employees of the Company or Bank. Further, if equity awards are granted in any calendar year under any Company equity compensation plan, the employment agreements provide that the executives shall receive the following: Mr. Sagliocca shall receive an award equal to no less than the greater of  (i) 12.5% of the total number of such type of awards granted during such calendar year under such equity plans, or (ii) 50% of the total number of such type of awards granted during such calendar year to the Company’s Executive Chairman under all such plans; and Mr. Bader and Mr. Kornhaber shall each receive an award equal to no less than 50% of the total number of such awards granted to the Chief Executive Officer. Additionally, under the agreements, the executives will receive monthly automobile allowances and a life insurance policy in an amount equal to at least three (3) times, in the case of Mr. Sagliocca, and two (2) times, in the case of Messrs. Bader and Kornhaber, of the executive’s average (i) base salary and (ii) bonus payable under the bonus plan for the prior two full calendar years.

The agreements permit the Company or Bank to terminate the executive’s employment for cause (as defined in the agreement) at any time. In the event we choose to terminate an executive’s employment  for reasons other than for cause, his death or disability or his retirement (as defined in the agreement), or in the event of the executive’s resignation from the Company or Bank for “good reason” upon (a) failure to be reappointed to his current office, (b) a material change in his functions, duties or responsibilities, (c) the relocation of the executive’s principal place of employment by more than 30 miles, (d) a determination not to renew the term of the agreement, or (e) a breach of the agreement by the Company or Bank, then in any such event, the executive, would be entitled to receive a cash severance payment. The cash severance payment would be an amount equal to (A) the greater of: (i) his base salary payable during the remaining term of the agreement or (ii) 100% of his base salary as of the termination date, plus (B) the dollar amount of his bonus paid to the executive for the most recently completed calendar year multiplied by the greater of  (i) the number of full and partial years in the remaining term of the agreement or (ii) one (1). In addition, each executive would be entitled to continue to receive for a period of eighteen (18) months (the “COBRA period”) continuing medical and dental insurance coverage provided to former employees of the Company or Bank at no cost to the executive. Each executive also will be entitled to a lump sum cash payment payable within 30 days following his termination equal to the sum of the estimated cost of medical and dental coverage from the last day of the COBRA period through the remaining term of the agreement plus the expense of converting his Company-paid life insurance to an individual life insurance policy.

In the event that after the occurrence of a change in control, one of the executive’s employment is (i) involuntarily terminated within 24 months (other than for Cause), (ii) terminated by him for good reason within 24 months, or (iii) terminated by him for any reason (other than good reason) within 12 months, then the Company or Bank will pay him a cash payment equal to 299% of his average annual compensation in the case of Mr. Sagliocca (200% in the case of Messrs. Bader and Kornhaber) over the five most recently completed calendar years. Such payment will be made to him within 30 days following his termination of employment. In addition, each executive will be entitled to the same continuation of health care coverage provided in the immediately preceding paragraph, as well as the cash lump sum payment to equal to the estimated cost of his and his family’s medical and dental coverage from the last day of the COBRA period through the remaining term of the agreement plus the expense of converting his Company-paid life insurance to an individual life insurance policy. If the payment and benefits payable to an executive following a change in control would result in an excess parachute and excise taxes payable by the executive, the Company and or Esquire Bank will promptly pay or reimburse the executive for such taxes, as well as any other federal, state or local taxes that result from the Company’s or Bank’s payment of such taxes.

In exchange for Esquire Bank’s and Company’s promises under the employment agreements, each executive agrees that in the event of his termination under the employment agreement, other than due to disability or a change in control, for a period of one year following such termination he will not compete with, or solicit employees or customers, suppliers vendors of the Company or Esquire Bank to terminate, reduce, limit or change their business relationship with the Company or Esquire Bank, and further will not disclose confidential information or disparage the Company or Bank.

Incentive Compensation Plans

2007 Stock Option Plan. At the May 23, 2007 Annual Meeting, the stockholders of Esquire Bank approved the Esquire Bank 2007 Stock Option Plan. Under this plan, directors and key principal officers of Esquire Bank, and other persons designated by the Compensation Committee were eligible to participate in the 2007 Stock Option Plan. The Esquire Bank 2007 Stock Option Plan has expired; however, as of April 1, 2022, 26,550 shares remain issuable pursuant to outstanding options previously awarded under the plan.

2011 Stock Compensation Plan. On May 26, 2011, the stockholders of the Company approved the 2011 Stock Compensation Plan. The 2011 Stock Compensation Plan authorizes the issuance of up to 404,607 shares of the Company’s common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock unit awards to officers, employees, directors and consultants of the Company and Esquire Bank. On August 26, 2015, the stockholders of the Company approved an amendment to the Company’s 2011 Stock Compensation Plan to authorize 350,000 additional shares for issuance under that plan. The 2011 Stock Compensation Plan has expired; however, as of April 1, 2022, 400,633 shares remain issuable pursuant to outstanding options previously awarded under the plan.

2017 Equity Incentive Plan. On November 8, 2017, the stockholders of the Company approved its 2017 Equity Incentive Plan. The 2017 Equity Incentive Plan authorizes the issuance of up to 300,000 shares of the Company’s common stock pursuant to grants of restricted stock, restricted stock units, stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each, to officers, employees, directors and service providers of the Company and Esquire Bank. No more than 200,000 shares may be granted as restricted stock awards and restricted stock units. As of April 1, 2022, options to purchase 96,250 shares of common stock have been granted (and are outstanding) to officers, directors and others, and 185,000 shares of restricted stock have been granted to directors and executive officers. 312 shares remain available for grant under the 2017 Equity Incentive Plan.

Unless otherwise provided in an award agreement, in the event of a participant’s termination of service for any reason other than disability, death or termination for cause, then (i) any stock options will be exercisable only as to those awards that were immediately exercisable at the date of termination, and may be exercised only for a period of three months following termination, and (ii) any restricted stock awards and restricted stock units that have not vested as of the date of termination of service will expire and be forfeited.

In the event of termination for cause, all stock options granted that have not been exercised and all restricted stock awards and restricted stock units that have not vested will expire and be forfeited. Unless otherwise provided in an award agreement, upon termination of service due to death or disability or upon an involuntary termination of employment following a change in control, all stock options will be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and restricted stock awards and restricted stock units will become fully vested at the date of termination of service. Stock options may be exercised for a period of one year following such termination of service. Under the Internal Revenue Code, no stock option shall be eligible for treatment as an incentive stock option in the event such option is exercised more than one year following termination of service due to disability, and in order to obtain incentive stock option treatment by heirs or devisees of the stock option holder, the stock option holder’s death must have occurred while employed or within three months of termination of service.

2019 Equity Incentive Plan. On May 30, 2019, the stockholders of the Company approved its 2019 Equity Incentive Plan. The 2019 Equity Incentive Plan authorizes the issuance of up to 300,000 shares of the Company’s common stock pursuant to grants of restricted stock, restricted stock units, stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each, to officers, employees, directors and service providers of the Company and Esquire Bank. No more than 200,000 shares may be granted as restricted stock awards and restricted stock units. As of April 1, 2022, options to purchase 93,583 shares of common stock have been granted (and are outstanding) to officers, directors, and others, and 191,750 shares of restricted stock have been granted to directors and executive officers.

Unless otherwise provided in an award agreement, in the event of a participant’s termination of service for any reason other than disability, death or termination for cause, then (i) any stock options will be exercisable only as to those awards that were immediately exercisable at the date of termination, and may be exercised only for a period of three months following termination, and (ii) any restricted stock awards and restricted stock units that have not vested as of the date of termination of service will expire and be forfeited.

In the event of termination for cause, all stock options granted that have not been exercised and all restricted stock awards and restricted stock units that have not vested will expire and be forfeited. Unless otherwise provided in an award agreement, upon termination of service due to death or disability, or upon an involuntary termination of employment following a change in control, all stock options will be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and restricted stock awards and restricted stock units will become fully vested at the date of termination of service. Stock options may be exercised for a period of one year following such termination of service. Under the Internal Revenue Code, no stock option shall be eligible for treatment as an incentive stock option in the event such option is exercised more than one year following termination of service due to disability, and in order to obtain incentive stock option treatment by heirs or devisees of the stock option holder, the stock option holder’s death must have occurred while employed or within three months of termination of service.

2021 Equity Incentive Plan. On May 27, 2021, the stockholders of the Company approved its 2021 Equity Incentive Plan. The 2021 Equity Incentive Plan authorizes the issuance of up to 400,000 shares of the Company’s common stock pursuant to grants of restricted stock, restricted stock units, stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each, to officers, employees, directors and service providers of the Company and Esquire Bank. No more than 300,000 shares may be granted as restricted stock awards and restricted stock units. As of April 1, 2022, options to purchase 26,250 shares of common stock have been granted (and are outstanding) to officers, directors, and others, 95,250 shares of restricted stock have been granted to directors and executive officers and 275,750 shares remain available for grant under the 2021 Equity Incentive Plan of which 202,000 can be granted as restricted shares.

Unless otherwise provided in an award agreement, in the event of a participant’s termination of service for any reason other than disability, death or termination for cause, then (i) any stock options will be exercisable only as to those awards that were immediately exercisable at the date of termination, and may be exercised only for a period of three months following termination, and (ii) any restricted stock awards and restricted stock units that have not vested as of the date of termination of service will expire and be forfeited.

In the event of termination for cause, all stock options granted that have not been exercised and all restricted stock awards and restricted stock units that have not vested will expire and be forfeited. Unless otherwise provided in an award agreement, upon termination of service due to death or disability or upon an involuntary termination of employment following a change in control, all stock options will be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and restricted stock awards and restricted stock units will become fully vested at the date of termination of service. Stock options may be exercised for a period of one year following such termination of service. Under the Internal Revenue Code, no stock option shall be eligible for treatment as an incentive stock option in the event such option is exercised more than one year following termination of service due to disability, and in order to obtain incentive stock option treatment by heirs or devisees of the stock option holder, the stock option holder’s death must have occurred while employed or within three months of termination of service.

These equity plans are overseen and administered by the Compensation Committee, which has authority to make grants under the plan and to determine the types of awards and the number of shares of stock subject to any award, in its discretion. The Compensation Committee has full and exclusive power within the limitations set forth in the plans to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; and interpreting and otherwise construing the plans.

Outstanding Equity Awards at Fiscal Year End

The following table shows stock awards outstanding for each of our named executive officers as of December 31, 2021.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
Andrew C. Sagliocca	08/01/2014	10,000	—	12.50	08/01/2024	01/23/2018	15,000	472,500
	09/01/2015	26,677	—	12.50	09/01/2025	12/10/2018	30,000	945,000
	09/01/2016	58,250	—	12.50	09/01/2026	12/19/2019	32,500	1,023,750
						12/16/2020	34,000	1,071,000
						12/9/2021	30,450	959,175

Eric S. Bader	08/01/2014	6,550	—	12.50	08/01/2024	01/23/2018	7,500	236,250
	09/01/2015	17,785	—	12.50	09/01/2025	12/10/2018	15,000	472,500
	09/01/2016	29,125	—	12.50	09/01/2026	12/19/2019	16,250	511,875
						12/16/2020	17,000	535,500
						12/9/2021	15,225	479,588

Ari P. Kornhaber	08/01/2014	10,000	—	12.50	08/01/2024	01/23/2018	7,500	236,250
	09/01/2015	8,892	—	12.50	09/01/2025	12/10/2018	15,000	472,500
	05/02/2016	7,500	—	12.50	05/02/2026	12/19/2019	16,250	511,875
	09/01/2016	29,125	—	12.50	09/01/2026	12/16/2020	17,000	535,500
						12/9/2021	15,225	479,588

(1)	All stock option awards are fully vested.

(2)	Vest over six years, one third in each year commencing in 2022 through 2025 on the anniversary date of grant.

(3)	Amounts shown are based on the fair market value of Esquire Financial common stock on December 31, 2021 of $31.50.

Director Compensation

The following table sets forth for the year ended December 31, 2021 certain information as to total compensation paid to non-employee directors. Mr. Sagliocca did not receive any additional compensation for service on our board of directors or Esquire Bank’s board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)	Total ($)
Anthony Coelho	150,000	139,680	—	289,680
Todd Deutsch	52,000	49,664	20,983	122,647
Marc Grossman	35,000	—	20,983	55,983
Russ M. Herman	35,000	—	20,983	55,983
Janet Hill	45,000	46,560	—	91,560
Robert J. Mitzman	53,000	46,560	—	99,560
Richard T. Powers	68,000	46,560	—	114,560
Kevin C. Waterhouse	64,000	—	20,983	84,983
Selig Zises	57,000	46,560	—	103,560

(1)	These amounts represent restricted stock awards granted to certain directors in December 2021. The stock awards were granted on December 9, 2021 at a per share fair value of $31.04 as determined under ASC Topic 718.

(2)	At December 31, 2021, Directors Coelho, Deutsch, Grossman, Herman, Hill, Mitzman, Powers, Waterhouse and Zises held 42,231, 23,750, 12,750, 9,250, 10,500, 42,231, 4,778, 9,750, and 3,000 outstanding stock options, respectively.

(3)	At December 31, 2021, Directors Coelho, Deutsch, Grossman, Herman, Hill, Mitzman, Powers, Waterhouse and Zises held 20,000, 7,100, 3,000, 3,500, 5,000, 9,500, 5,000, 1,000, and 5,000 unvested restricted stock awards, respectively.

Director Fees

Board members of the Company receive fees for board and committee meetings. Board members receive $1,000 for each Board and committee meeting attended. In December of 2021, the Compensation Committee recommended and the Board of Directors approved an annual retainer for Mr. Coelho, Chairman of the Board, of $150,000 with no additional payments to Mr. Coelho for Board or committee meetings. Annual retainer fees of $25,000 for all board members and an additional $10,000 for all Committee chairs were also approved. The annual retainer fees for the board members, aside from the Chairman, are in addition to fees for Board and committee meetings attended.

Transactions With Certain Related Persons

Policies and Procedures Regarding Related Party Transactions

Transactions by the Company or Esquire Bank with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Esquire Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Esquire Bank to its executive officers, directors and principal stockholders).

Under applicable Securities and Exchange Commission and NASDAQ listing rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, greater than five percent stockholders and the immediate family members of these persons. Related party transactions will be referred for approval or ratification to our Corporate Governance and Nominating Committee. In determining whether to approve a related party transaction, this Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

Banking Relationships

We have engaged, and expect to engage in the future, in banking transactions in the ordinary course of business with directors, officers, principal stockholders and their associates and/or immediate family members, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to us and that do not involve more than the normal risk of collectability or present other unfavorable features.

At December 31, 2021, the aggregate amount of extensions of credit to our directors, executive officers, principal stockholders and their associates was $6.3 million, or approximately 5.2% of our total equity. At December 31, 2021, unfunded commitments totaled $0.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the years ended December 31, 2021 and 2020 was Crowe LLP. The Audit Committee of Esquire Financial has approved the engagement of Crowe LLP to be our independent registered public accounting firm for the year ending December 31, 2022, subject to the ratification of the engagement by our stockholders. A representative of Crowe LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Even if the engagement of Crowe LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Esquire Financial and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe LLP during the years ended December 31, 2021 and 2020.

	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit Fees	$324,500	$254,795
Audit-Related Fees	$15,000	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

Audit Fees. The aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements and services that are normally provided in connection with our engagement were $324,500 and $254,795 during the years ended December 31, 2021 and 2020, respectively.

Audit Related Fees. During the year ended December 31, 2021, audit-related fees of $15,000 were billed, all of which consisted of fees for services related to the Company’s securities registrations. There were no audit related fees billed to us during the year ended December 31, 2020.

Tax Fees. There were no fees billed to us for professional services rendered for tax preparation, tax consultation and tax compliance during the years ended December 31, 2021 and 2020, respectively.

All Other Fees. There were no other fees billed during the years ended December 31, 2021 and 2020, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All fees described above were approved as part of our engagement of Crowe LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

STOCKHOLDER PROPOSALS

Pursuant to Securities and Exchange Commission Rule 14a-8, in order to be eligible for inclusion in the proxy materials provided to stockholders in connection with an annual meeting, a stockholder proposal to take action at such meeting must be received at least one hundred and twenty (120) days prior to the date of the proxy statement released to stockholders in connection with the previous year’s annual meeting. Accordingly, in order to be eligible for inclusion in the proxy materials for our 2023 Annual Meeting of Stockholders, a stockholder proposal must be received at the Company’s executive offices, 100 Jericho Quadrangle, Suite 100, Jericho, New York 11753, no later than December 15, 2022. If the date of the Annual Meeting is changed by more than 30 days from the anniversary of the previous year’s meeting, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Under new SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Company’s annual meeting of stockholders to be held in 2023 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is March 27, 2023.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

The Company’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before the 2023 Annual Meeting, a stockholder must give written notice to the Corporate Secretary at least 90 days prior to the date of the proxy statement relating to the preceding year’s Annual Meeting, or within 10 days of the first public announcement of the annual meeting if the annual meeting is advanced or delayed by more than 30 days from the date of the preceding year’s annual meeting. The Company’s bylaws require that the notice must include, among other things, the stockholder’s name, record address, and number of stocks owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In accordance with the foregoing, in order for a proposal or a nomination to be brought before the annual meeting of stockholders to be held following the year ending December 31, 2022, notice must be provided to the Corporate Secretary by January 14, 2023. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters that come before the meeting but did not comply with the advance notice bylaw provisions. Nothing in this paragraph shall be deemed to require the Company to include in its annual meeting proxy statement under Securities and Exchange Commission Rule 14a-8 any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received, as described in the preceding paragraph.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. Esquire Financial has retained Laurel Hill Advisory Group, LLC to assist it in soliciting proxies, and has agreed to pay Laurel Hill Advisory Group, LLC a fee of $6,500 plus reasonable expenses for these services. Our 2021 Annual Report on Form 10-K has been made available to all stockholders of record as of March 31, 2022. Any stockholder may obtain a copy of the 2021 Annual Report on Form 10-K through our website, by calling us or writing us at the address below.

Investor Relations
Esquire Financial Holdings, Inc.
100 Jericho Quadrangle, Suite 100
Jericho, New York 11753
Phone: (516) 535-2002
www.esquirebank.com

BY ORDER OF THE BOARD OF DIRECTORS

Eric S. Bader
Corporate Secretary

Jericho, New York

April 14, 2022

ESQUIRE FINANCIAL HOLDINGS, INC.

Proxy for Annual Meeting of Stockholders on May 26, 2022

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Andrew C. Sagliocca and Eric S. Bader, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Esquire Financial Holdings, Inc., to be held May 26, 2022 at 10:00 AM, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

ESQUIRE FINANCIAL HOLDINGS, INC.

May 26, 2022

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement, 2021 Annual Report to Stockholders and proxy card are available at http://www.astproxyportal.com/ast/21569

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20330000000000001000 8 052622

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:

○ Todd Deutsch	3 year term
○ Marc Grossman	1 year term
○ Selig Zises	3 year term

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐